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                                                                    EXHIBIT 21.1

LIST OF SUBSIDIARIES

NAME                                     JURISDICTION OF INCORPORATION
-----------------------------------      -----------------------------
Entevo Corporation                       Delaware
Curasoft, Inc.                           California
BindView Development International       Delaware
BindView Development GMBH                Germany
Netect Ltd.                              Israel
Netect Inc                               Delaware
BindView UK Ltd.                         United Kingdom
BindView Australia PTY Limited           Australia
BindView SARL                            France
BindView India                           India
BindView do Brasil Limitada              Brasil